Genie S-85 HF

HERC HOLDINGS INC.

Q4 AND FY 2019 EARNINGS CONFERENCE CALL

February 27, 2020

Larry Silber
President & Chief Executive Officer

Aaron Birnbaum
Senior Vice President &
Chief Operating Officer

Mark Irion
Senior Vice President &
Chief Financial Officer

Elizabeth Higashi, CFA
Vice President, Investor Relations

HercRentals®

©2020 Herc Rentals Inc. All Rights Reserved.

Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements Information Regarding Non-GAAP Financial Measures This presentation includes forward-looking statements as that term is In addition to results calculated according to accounting principles defined by the federal securities laws, including statements concerning generally accepted in the United States (“GAAP”), the Company has our business plans and strategy; projected profitability, performance or provided certain information in this release that is not calculated cash flows, future capital expenditures; anticipated financing needs, according to GAAP (“non-GAAP”), such as adjusted net income, business trends and other information that is not historical information. adjusted earnings per diluted share, EBITDA, adjusted EBITDA, Forward looking statements are generally identified by the words adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA "estimates," "expects," "anticipates," "projects," "plans," "intends," flow-through and free cash flow. Management uses these non-GAAP "believes," "forecasts," and future or conditional verbs, such as "will," measures to evaluate operating performance and period-over-period "should," "could" or "may," as well as variations of such words or similar performance of our core business without regard to potential expressions. All forward-looking statements are based upon our current distortions, and believes that investors will likewise find these non- expectations and various assumptions and, there can be no assurance GAAP measures useful in evaluating the Company’s performance. that our current expectations will be achieved. They are subject to future These measures are frequently used by security analysts, institutional events, risks and uncertainties - many of which are beyond our control - investors and other interested parties in the evaluation of companies as well as potentially inaccurate assumptions, that could cause actual in our industry. results to differ materially from those in the forward-looking statements. Further information on the risks that may affect our business is included Non-GAAP measures should not be considered in isolation or as a in filings we make with the Securities and Exchange Commission from substitute for our reported results prepared in accordance with GAAP time to time, including our most recent annual report Form 10-K, and, as calculated, may not be comparable to similarly titled subsequent quarterly reports on Form 10-Q, and in our other SEC filings. measures of other companies. For the definitions of these terms, We undertake no obligation to update or revise forward-looking further information about management’s use of these measures as statements that have been made to reflect events or circumstances that well as a reconciliation of these non-GAAP measures to the most arise after the date made or to reflect the occurrence of unanticipated comparable GAAP financial measures, please see the supplemental events. schedules that accompany this presentation. NYSE: HRI 2 ©2020 Herc Rentals Inc. All Rights Reserved.

Focus on Quality of Earnings Delivered Strong Results Our strategic initiatives are driving improved pricing, dollar utilization, margins and strong free cash flow We are achieving excellent flow-through with better operating efficiencies We are managing fleet capital expenditures and disposals to improve utilization Our revenue growth initiatives will fuel future opportunities and profitability NYSE: HRI 3 ©2020 Herc Rentals Inc. All Rights Reserved.

Our Strategic Initiatives Develop Our Expand and Improve Enhance Disciplined People and Diversify Operating Customer Capital Culture Revenues Effectiveness Experience Management Attract and retain talent Broaden customer Focus on safety, labor Provide premium Drive EBITDA margin base productivity, and products and solutions- growth Align performance to warranty recovery based services shared purpose Expand products and Improve key financial services Increase density in large Introduce innovative metrics Create supportive work urban markets technology solutions place culture Grow pricing and Maximize fleet ancillary revenues Improve vendor Maintain customer management and Expand continuous management and fleet friendly showrooms and utilization learning Improve sales force availability facilities effectiveness NYSE: HRI 4 ©2020 Herc Rentals Inc. All Rights Reserved.

Full Year 2019 Highlights Equipment Rental Revenue FY Net Income2 $1,701.8M 2.6% YoY $47.5M 2. Net income includes $53.6 million of debt extinguishment costs related to the refinancing of Total Revenues the Company's Notes and ABL Credit Facility FY $1,999.0M 1.1% YoY Earnings Per Diluted Share Adjusted $1.63 EBITDA1 FY $741.0M 8.2% YoY 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 NYSE: HRI 5 ©2020 Herc Rentals Inc. All Rights Reserved.

Consistent Organic Growth Since Spin-off Equipment Rental Revenue Adjusted EBITDA1 $ in millions $ in millions $741.0 ’16-‘19 CAGR: 8.0% $1,701.8 ’16-‘19 CAGR: 11.4% $1,658.3 $684.8 $1,499.0 $585.4 $536.2 $1,352.7 2016 2017 2018 2019 2016 2017 2018 2019 Adjusted EBITDA Margin1 Net Leverage1 37.1% 4.1x 3.6x 34.5% 34.6% 3.1x 2.8x 33.4% 2016 2017 2018 2019 2016 2017 2018 2019 NYSE: HRI 6 1. For a definition and reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 ©2020 Herc Rentals Inc. All Rights Reserved.

Q4 AND FY 2019 OPERATIONS REVIEW NYSE: HRI 7 ©2020 Herc Rentals Inc. All Rights Reserved.

Safety is at the Cornerstone of Everything We Do ≥85% All branches achieved ≥ 85% Perfect Days through the fourth quarter of 2019 The Perfect Day 0.84 No OSHA recordable incidents No "at fault" motor vehicle accidents Reduced Total Recordable Incident Rate (TRIR) to .84 in the United No DOT violations States in FY 2019 Ultimate goal is zero incidents and a safe environment for our team and customers NYSE: HRI 8 ©2020 Herc Rentals Inc. All Rights Reserved.

Continuing Rate Performance and Improving Utilization Pricing1 Average Fleet at OEC1 2018 2019 2018 2019 4.6% 4.5% 3.8% 5.7% 5.5% 3.3% 4.4% 2.9% 3.2% 2.9% 3.3% 2.8% 2.0% 0.4% 0.7% (1.3)% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $ Utilization2 Average Fleet on Rent at OEC1 2018 2019 2018 2019 40.8% 40.5% 39.7% 39.2% 7.1% 38.0% 4.8% 3.9% 35.3% 35.5% 35.4% 2.3% 0.0% (0.3)% Q1 Q2 Q3 Q4 (1.6)% (1.3)% Q1 Q2 Q3 Q4 1. YoY Change. Based on ARA guidelines. NYSE: HRI 9 2. Based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved. • YoY pricing improved 3.3% in Q4 2019, the 14th consecutive quarter of year-over-year improvement • Total OEC at quarter end was $3.82 billion, with an • $ utilization in Q4 2019 increased 80 bps YoY to increase of average fleet at OEC of 0.7% for Q4 40.5% • Average fleet age improved to 45 months in Q4 • Average fleet on rent in Q4 2019 declined 1.3% 2019 from 46 months in Q4 2018 compared to the prior year

Improving Fleet Mix to Drive Growth Fleet Composition at OEC1,2 Trucks & Trailers 13.8% Other Material $3.82B 7.9% Handling Fleet at OEC1 17.4% Specialty 21.9% ® Specialty ProSolutions 15.6% 21.9% ProContractor 6.3% Earthmoving 13.8% Average fleet age of 45 months in Q4 2019 Aerial 25.2% 1. Based on ARA guidelines NYSE: HRI 10 2. As of December 31, 2019 ©2020 Herc Rentals Inc. All Rights Reserved.

Improving Customer Mix and Diversification FY Revenue by Customer1,2 FY Local vs National Mix1 Other: 20% Contractors: 33% National: 42% Infrastructure and Local: 58% Government: 18% Industrial: 29% 1. North America rental revenues 2. Refer to 10-K for description of industries related to each customer classification. Other includes commercial NYSE: HRI 11 and retail service, hospitality, healthcare, recreation, and entertainment and special events ©2020 Herc Rentals Inc. All Rights Reserved. FY LOCAL VS NATIONAL % MIX1 • Local rental revenue grew 4.9% YoY in Q4 2019 and now accounts for 58% of total rental revenue • Local branch sales initiatives are driving strong 2018 2019 growth in new customer accounts National: 42% 17.0% Local: 58% 4.9% 1.7% (2.6)% Local National

Focusing on High Growth Urban Markets 39 states 275 6 provinces Approximately 275 locations, principally in North America1 Strong geographic footprint in high growth markets ARA Growth 5 Year CAGR by State or Province Targeting six to ten greenfield locations in 2020 Source: ARA IHS Global Insights February 2020 NYSE: HRI 12 1. Locations as of December 31, 2019 ©2020 Herc Rentals Inc. All Rights Reserved.

Q4 AND FY 2019 FINANCIAL REVIEW NYSE: HRI 13 ©2020 Herc Rentals Inc. All Rights Reserved.

Q4 and Full Year Financial Summary Three Months Ended December 31, Full Year Ended December 31, $ in millions, except per share data 2019 2018 % Chg. 2019 2018 % Chg. Equipment Rental Revenue $457.0 $447.7 2.1% $1,701.8 $1,658.3 2.6% Total Revenues $540.1 $543.7 (0.7)% $1,999.0 $1,976.7 1.1% Net Income $35.1 $33.3 5.4% $47.5 $69.1 (31.3)% Earnings Per Diluted Share $1.20 $1.16 3.4% $1.63 $2.39 (31.8)% Adjusted Net Income1 $38.9 $33.4 16.5% $91.6 $67.8 35.1% Adjusted Earnings Per Diluted Share1 $1.33 $1.16 14.7% $3.15 $2.35 34.0% Adjusted EBITDA1 $214.4 $198.4 8.1% $741.0 $684.8 8.2% Adjusted EBITDA Margin1 39.7% 36.5% +320 bps 37.1% 34.6% +250 bps REBITDA Margin1,2 46.6% 42.3% +430 bps 42.7% 39.6% +310 bps REBITDA YoY Flow-Through1,2 263.3% 169.3% Average Fleet3 +0.7% YoY +0.4% YoY Pricing3 +3.3% YoY +4.0% YoY 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies NYSE: HRI 14 3. Based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

Q4 and Full Year Total Revenues Q4 Bridge $ in millions $9.4 $543.7 $0.1 $540.1 $(9.7) $(3.4) +2.1% Equipment rental revenue increased 2.1% in Q4 2019 with improvements in pricing and mix, partially 2018 Currency Equipment Sales of Sales of new 2019 offset by lower volume translation rental rental equipment revenue equipment and other Sales of rental equipment decreased 11.9% in Q4 2019 Full Year Bridge $ in millions $47.5 Total revenues decreased 0.7%, or $3.6 million, in $1,999.0 $(12.3) Q4 2019 $1,976.7 $(7.6) $(5.3) 2018 Currency Equipment Sales of Sales of new 2019 translation rental rental equipment revenue equipment and other NYSE: HRI 15 ©2020 Herc Rentals Inc. All Rights Reserved.

Q4 and Full Year Adjusted EBITDA1 Q4 Bridge $8.2 $1.3 $ in millions $5.5 $214.4 $9.4 $198.4 $(7.7) +8.1% $(0.7) Adjusted EBITDA increased $16.0 million YoY or 8.1% in Q4 2019 primarily due to higher equipment rental revenue of $9.4 million 2 2018 Currency Equipment Direct SG&A Other Gain/loss 2019 impact rental operating revenue expenses DOE decreased $5.5 million in Q4 2019 primarily due to strategic reductions in delivery and freight costs Full Year Bridge $7.2 $15.6 $741.0 $47.5 SG&A was impacted in Q4 2019 primarily by $(0.2) $(13.1) reductions in bad debt and professional fees $684.8 $(0.8) REBITDA margin1,3 in Q4 2019 increased 430 bps YoY to 46.6% with a strong flow-through of 263.3% 2018 Currency Equipment Direct SG&A Other Gain/loss 2 2019 impact rental operating revenue expenses 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. Gain / loss on sales of new and rental equipment, parts, and supplies. NYSE: HRI 16 3. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies ©2020 Herc Rentals Inc. All Rights Reserved.

Managing a Fleet of $3.82 billion at OEC1 to Improve Utilization Fleet Expenditures at OEC 2018 2019 $ in millions $321 $289 $414.2M $198 $171 $172 Net fleet capex, on a cash basis was $414.2 $103 million for FY 2019 compared with $499.1 $84 $63 million in the prior year Q1 Q2 Q3 Q4 Fleet expenditures at OEC in Q4 2019 were Fleet Disposals at OEC $63 million with disposals of $188 million, generating ~ 38% proceeds as a % of OEC1 2018 2019 $ in millions Average age of disposals was 82 months in Q4 2019 $193 $179 $193 $188 $126 $109 $123 $89 Average fleet age improved to 45 months in Q4 2019 Q1 Q2 Q3 Q4 NYSE: HRI 17 1. Original equipment cost based on ARA guidelines. ©2020 Herc Rentals Inc. All Rights Reserved.

Disciplined Capital Management Maturities $172M $ in millions, as of 12/31/2019 Free cash flow1 of $172.0 million YTD 2019 compared with negative free cash flow of $7.9 million in 2018 $1,200.0 Senior Unsecured Note $650.0 $61.4 ABL Credit $175.0 AR Finance Leases and Other Borrowings Facility Facility2 2020-2024+ 2.8x 2020 2021 2022 2023 2024 2025 2026 2027 Net leverage1 of 2.8x with compared Total debt of $2.1 billion as of December 31, 2019 with 3.1x at the end of 2018 No near-term maturities and ample liquidity of $1.1 billion provides financial flexibility 1. For a definition and reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the NYSE: HRI 18 term of the agreement ©2020 Herc Rentals Inc. All Rights Reserved.

Industry Outlook Architecture Billings Index1 N.A. Equipment Rental Market2 3.6% ($ in billions) as of February 2020 as of February 2020 ’19-‘23E CAGR: $67 January $62 $64 $58 $60 52.2 $55 $51 $47 $49 $44 $41 $38 $38 50 $35 $31 $32 1 5 6 7 8 9 0 2 3 4 5 6 7 8 9 0 1 0 0 0 0 0 1 1 1 1 1 1 1 1 1 2 - - - - - - - - - - - - - - - - n n n n n n n n n n n n n n n n a a a a a a a a a a a a a a a a J J J J J J J J J J J J J J J J 08 09 10 11 12 13 14 15 16 17 18 19 20E 21E 22E 23E 3 Non-Residential Starts Industrial Spending4 ($ in billions) $339 as of February 2020 ($ in billions) $329 $335 $330 $299 $317 $323 $298 $289 $297 as of February 2020 $310 $288 $279 $282 $303 $299 $285 $258 $243 $260 $261 $229 $248 $244 $225 $231 $218 $179 $169 $164 $166 $160 1 8 9 0 2 3 4 5 6 7 8 9 E E E E 1 0 0 1 1 1 1 1 1 1 1 1 1 8 9 0 2 3 4 5 6 7 8 9 0 1 2 3 E E E E 0 0 0 0 0 0 0 0 0 0 0 0 1 2 2 2 2 0 0 1 1 1 1 1 1 1 1 1 0 1 2 3 2 2 2 2 2 2 2 2 2 2 2 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 0 0 0 0 2 2 2 2 1. Source: The American Institute of Architects (AIA) 2. Source: ARA / IHS Global Insight as of February 2020, excludes Party & Event data NYSE: HRI 19 3. Source: Dodge Analytics U.S. 4. Source: Industrial information resources U.S. ©2020 Herc Rentals Inc. All Rights Reserved.

2020 Full Year Guidance Adjusted EBITDA $760M to $790M 3% to 7% YoY Growth Net Fleet Capital Expenditures $410M to $450M Strong Free Cash Flow NYSE: HRI 20 ©2020 Herc Rentals Inc. All Rights Reserved.

Our Strategic Initiatives are Delivering Results Our strategic initiatives continued to drive growth in rental revenues and $ utilization in our latest quarter We improved Q4 2019 adjusted EBITDA margin 320 basis points YoY to 39.7% We increased Q4 2019 $ utilization 80 basis points YoY to 40.5% We improved YTD free cash flow from negative $7.9 million in 2018 to positive $172.0 million in 2019 NYSE: HRI 21 ©2020 Herc Rentals Inc. All Rights Reserved.

APPENDIX NYSE: HRI 22 ©2020 Herc Rentals Inc. All Rights Reserved.

Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year- over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix. NYSE: HRI 23 ©2020 Herc Rentals Inc. All Rights Reserved.

Q4 and Full Year Net Results Q4 Bridge $ in millions Net income was $35.1 million in Q4 2019 compared $33.3 $11.2 $35.1 to $33.3 million in the prior year $4.1 ($0.7) $6.9 ($6.6) Interest expense decreased in Q4 2019 primarily due ($13.1) to the refinancing of the Company's Notes and ABL Credit Facility during the third quarter of 2019 2018 Currency Income tax Interest Spin-off Depreciation All other 2019 impact expense costs of rental equip. Spin-off related costs declined $4.1 million YoY in Q4 2019 Full Year Bridge $ in millions Depreciation of rental equipment increased $6.6 million YoY in Q4 2019 due to a reduction in fleet age $69.1 $0.9 $39.6 $47.5 All other includes the positive impact of our improved ($16.5) $13.9 operating results (See Slide 32 for additional details) $11.5 ($48.2) ($22.8) 2018 Currency Income tax Loss on Interest Spin-off Depreciation All other 2019 impact Debt Ext. expense costs of rental equip. NYSE: HRI 24 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Adjusted Net Income and Adjusted Earnings Per Diluted Share Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income (loss), restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. Three Months Ended December 31, Full Year Ended December 31, 2019 2018 2019 2018 Net income $35.1 $33.3 $47.5 $69.1 Loss on extinguishment of debt — — 53.6 5.4 Restructuring (0.1) 4.3 7.7 5.0 Restructuring related charges — — — 0.3 Spin-Off costs (0.2) 3.9 0.5 14.4 Impairment 4.4 — 5.1 — Other(1) 1.0 — 1.0 1.1 Tax impact of adjustments(2) (1.3) (8.1) (23.8) (27.5) Adjusted net income $38.9 $33.4 $91.6 $67.8 Diluted common shares 29.3 28.8 29.1 28.9 Adjusted earnings per diluted common share $1.33 $1.16 $3.15 $2.35 (1) Comprised primarily of a one-time cash separation benefit paid to our former Chief Financial Officer as part of a retirement and separation agreement for the year ended December 31, 2018 and a cash separation benefit paid to our former Chief Operating Officer as part of a separation agreement for the three months and year ended December 31, 2019. (2)The tax rate applied for adjustments is 25.7% and reflects the statutory rates in the applicable entities. Additionally, the tax benefit of $6.3 million recognized in the full year of 2019 related to the debt transactions and the tax benefit of $6.0 million and $20.8 million recognized in the three month and full year periods of 2018, respectively, related to NYSE: HRI 25 the Tax Cuts and Jobs Act of 2017, were also adjusted. ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow-Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. NYSE: HRI 26 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions

	Three Months Ended December 31,		Full Year Ended December 31,	
	2019	2018	2019	2018
Net income	**$35.1**	**$33.3**	**$47.5**	**$69.1**
Income tax provision (benefit)	18.1	5.0	16.1	(0.3)
Interest expense, net	27.1	34.0	173.5	137.0
Depreciation of rental equipment	105.5	98.9	409.1	387.5
Non-rental depreciation and amortization	16.5	15.5	61.0	57.3
EBITDA	**202.3**	**186.7**	**707.2**	**650.6**
Restructuring	(0.1)	4.3	7.7	5.0
Restructuring related charges	—	—	—	0.3
Spin-off costs	(0.2)	3.9	0.5	14.4
Impairment	4.4	—	5.1	—
Non-cash stock-based compensation charges	7.0	3.5	19.5	13.4
Other	1.0	—	1.0	1.1
Adjusted EBITDA	**$214.4**	**$198.4**	**$741.0**	**$684.8**
Less: Gain (loss) on sales of rental equipment	(2.0)	5.2	(0.4)	11.9
Less: Gain (loss) on sales of new equipment, parts and supplies	2.4	2.9	10.7	11.6
Rental Adjusted EBITDA (REBITDA)	**$214.0**	**$190.3**	**$730.7**	**$661.3**
Total Revenues	**$540.1**	**$543.7**	**$1,999.0**	**$1,976.7**
Less: Sales of rental equipment	71.0	80.6	242.8	256.2
Less: Sales of new equipment, parts and supplies	9.9	12.9	44.0	49.3
Equipment rental, service and other revenues	**$459.2**	**$450.2**	**$1,712.2**	**$1,671.2**
Total Revenues	$540.1	$543.7	$1,999.0	$1,976.7
Adjusted EBITDA	$214.4	$198.4	$741.0	$684.8
Adjusted EBITDA Margin	**39.7%**	**36.5%**	**37.1%**	**34.6%**
Equipment rental, service and other revenues	$459.2	$450.2	$1,712.2	$1,671.2
REBITDA	$214.0	$190.3	$730.7	$661.3
REBITDA Margin	**46.6%**	**42.3%**	**42.7%**	**39.6%**
YOY Change in REBITDA	$23.7		$69.4	
YOY Change in Equipment Rental, service and other revenues	$9.0		$41.0	
YOY REBITDA Flow-Through	**263.3%**		**169.3%**	

NYSE: HRI 27
©2020 Herc Rentals Inc. All Rights Reserved.

REBITDA Margin Trend

$ in millions

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019
Total Revenues	$431.3	$485.5	$516.2	$543.7	$1,976.7	$475.7	$475.1	$508.1	$540.1	$1,999
Less: Sales of rental equipment	47.3	78.2	50.1	80.6	256.2	85.1	51.3	35.4	71.0	242.8
Less: Sales of new equipment, parts and supplies	11.4	10.8	14.2	12.9	49.3	10.9	13.2	10.0	9.9	44.0
Equipment rental, service and other revenues	$372.6	$396.5	$451.9	$450.2	$1,671.2	$379.7	$410.6	$462.7	$459.2	$1,712.2
Net income (loss)	($10.1)	($0.3)	$46.2	$33.3	$69.1	($6.7)	$9.7	$9.4	$35.1	$47.5
Income tax provision (benefit)	(5.1)	0.8	(1.0)	5.0	(0.3)	(3.1)	5.3	(4.2)	18.1	16.1
Interest expense, net	32.0	32.4	38.6	34.0	137.0	32.9	31.6	81.9	27.1	173.5
Depreciation of rental equipment	93.3	97.0	98.3	98.9	387.5	100.0	100.9	102.7	105.5	409.1
Non-rental depreciation and amortization	13.8	13.7	14.3	15.5	57.3	15.0	14.6	14.9	16.5	61.0
EBITDA	$123.9	$143.6	$196.4	$186.7	$650.6	$138.1	$162.1	$204.7	$202.3	$707.2
Restructuring	1.0	—	—	4.0	5.0	—	7.8	—	(0.1)	7.7
Restructuring related charges	—	—	—	0.3	0.3	—	—	—	—	—
Spin-off costs	4.9	3.9	1.7	3.9	14.4	—	0.3	0.4	(0.2)	0.5
Non-cash stock-based compensation charges	2.8	3.8	3.3	3.5	13.4	3.9	4.3	4.3	7.0	19.5
Impairment	—	0.1	—	—	0.1	—	—	—	4.4	5.1
Other[1]	0.1	0.8	0.1	—	1.0	0.3	0.4	—	1.0	1.0
Adjusted EBITDA	$132.7	$152.2	$201.5	$198.4	$684.8	$142.3	$174.9	$209.4	$214.4	$741.0
Less: Gain (loss) on sales of rental equipment	5.3	2.4	(1.0)	5.2	11.9	1.6	1.3	(1.3)	(2.0)	(0.4)
Less: Gain on sales of new equipment, parts and supplies	2.4	2.7	3.6	2.9	11.6	2.7	2.8	2.8	2.4	10.7
Rental Adjusted EBITDA (REBITDA)	$125.0	$147.1	$198.9	$190.3	$661.3	$138.0	$170.8	$207.9	$214.0	$730.7
REBITDA Margin	33.5%	37.1%	44.0%	42.3%	39.6%	36.3%	41.6%	44.9%	46.6%	42.7%
YOY REBITDA Flow-Through	60.7%	30.5%	68%	62.5%	54.8%	183.1%	168.1%	83.3%	263.3%	169.3%

1. Comprised primarily of a one-time cash separation benefit paid to our former Chief Financial Officer as part of a retirement and separation agreement for the year ended December 31, 2018 and a cash separation benefit paid to our former Chief Operating Officer as part of a separation agreement for the three months and year ended December 31, 2019.

NYSE: HRI 28

©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q4 2019 Q4 2018 Long-Term Debt, Net $2,051.5 $2,129.9 (Plus) Current maturities of long-term debt 27.0 26.9 (Plus) Unamortized debt issuance costs 7.9 10.6 (Less) Cash and Cash Equivalents (33.0) (27.8) Net Debt $2,053.4 $2,139.6 Trailing Twelve-Month Adjusted EBITDA $741.0 $684.8 Net Leverage 2.8x 3.1x NYSE: HRI 29 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Full Year Ended December 31, 2019 2018 Net cash provided by operating activities $635.6 $559.1 Rental equipment expenditures (638.4) (771.4) Proceeds from disposal of rental equipment 224.2 272.3 Net Fleet Capital Expenditures (414.2) (499.1) Non-rental capital expenditures (56.9) (77.6) Proceeds from disposal of property and equipment 7.7 9.7 Other investing activities (0.2) — Free Cash Flow $172.0 $(7.9) NYSE: HRI 30 ©2020 Herc Rentals Inc. All Rights Reserved.

Historical Fleet at OEC1 $ in millions Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 FY 2018 FY 2019 2018 2018 2018 2018 2019 2019 2019 2019 Beginning Balance $3,651 $3,732 $3,873 $3,922 $3,651 $3,777 $3,694 $3,859 $3,943 $3,777 Expenditures $198 $321 $171 $84 $774 $103 $289 $172 $63 $627 Disposals ($109) ($179) ($126) ($193) ($607) ($193) ($123) ($89) ($188) ($593) Foreign Currency / Other ($8) ($1) $4 ($36) ($41) $7 ($1) $1 $4 $11 Ending Balance $3,732 $3,873 $3,922 $3,777 $3,777 $3,694 $3,859 $3,943 $3,822 $3,822 NYSE: HRI 31 1. Original equipment cost based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

Q4 and Full Year Net Results Bridge

	Three Months Ended December 31,			Elements of Net Income (Loss) Bridge						
$ in millions	**2019**	**2018**	**$ Change**	***Currency[1] impact***	***Income tax***	***Spin-off costs***	***Depreciation of rental equip.***	***Loss on Extinguishment of Debt***	***Interest expense***	***All other***
Total revenues	**$540.1**	**$543.7**	**($3.6)**	**$0.1**	**$—**	**$—**	**$—**	**$—**	**$—**	**($3.7)**
Direct operating	195.8	200.3	(4.5)	—	—	—	—	—	—	(4.5)
Depreciation of rental equipment	105.5	98.9	6.6	—	—	—	6.6	—	—	—
Cost of sales of rental equipment	73.0	75.4	(2.4)	0.1	—	—	—	—	—	(2.5)
Cost of sales of new equipment, parts and supplies	7.5	10.0	(2.5)	—	—	—	—	—	—	(2.5)
Selling, general and administrative	73.6	81.9	(8.3)	0.6	—	(4.1)	—	—	—	(4.8)
Restructuring	(0.1)	4.2	(4.3)	—	—	—	—	—	—	(4.3)
Impairment	4.4	—	4.4	—	—	—	—	—	—	4.4
Interest expense, net	27.1	34.0	(6.9)	—	—	—	—	—	(6.9)	—
Other expense (income), net	0.1	0.7	(0.6)	0.1	—	—	—	—	—	(0.7)
Income (loss) before income taxes	**53.2**	**38.3**	**14.9**	**(0.7)**	**—**	**4.1**	**(6.6)**	**—**	**6.9**	**11.2**
Income tax benefit (provision)	(18.1)	(5.0)	(13.1)	—	(13.1)	—	—	—	—	—
Net income (loss)	**$35.1**	**$33.3**	**$1.8**	**($0.7)**	**($13.1)**	**$4.1**	**($6.6)**	**$—**	**$6.9**	**$11.2**

	Full Year Ended December 31,			Elements of Net Income (Loss) Bridge						
$ in millions	**2019**	**2018**	***$ Change***	***Currency[1] impact***	***Income tax***	***Spin-off costs***	***Depreciation of rental equip.***	***Loss on Extinguishment of Debt***	***Interest expense***	***All other***
Total revenues	**$1,999.0**	**$1,976.7**	**$22.3**	**($5.3)**	**$—**	**$—**	**$—**	**$—**	**$—**	**$27.6**
Direct operating	771.1	785.2	(14.1)	(2.3)	—	—	—	—	—	(11.8)
Depreciation of rental equipment	409.1	387.5	21.6	(1.2)	—	—	22.8	—	—	—
Cost of sales of rental equipment	243.2	244.3	(1.1)	(1.0)		—	—	—	—	(0.1)
Cost of sales of new equipment, parts and supplies	33.3	37.7	(4.4)	(0.1)	—	—	—	—	—	(4.3)
Selling, general and administrative	294.8	311.3	(16.5)	(1.3)	—	(13.9)	—	—	—	(1.3)
Restructuring	7.7	5.0	2.7	—	—	—	—	—	—	2.7
Impairment	5.1	0.1	5.0	—	—	—	—	—	—	5.0
Interest expense, net	173.5	137.0	36.5	(0.2)	—	—	—	48.2	(11.5)	—
Other expense (income), net	(2.4)	(0.2)	(2.2)	—	—	—	—	—	—	(2.2)
Income (loss) before income taxes	**63.6**	**68.8**	**(5.2)**	**0.8**	**—**	**13.9**	**(22.8)**	**(48.2)**	**11.5**	**39.6**
Income tax benefit (provision)	(16.1)	0.3	(16.4)	0.1	(16.5)	—	—	—	—	—
Net income (loss)	**$47.5**	**$69.1**	**($21.6)**	**$0.9**	**($16.5)**	**$13.9**	**($22.8)**	**($48.2)**	**$11.5**	**$39.6**

1. Currency impact includes the translational and transactional SG&A impact of foreign currency exchange

NYSE: HRI
©2020 Herc Rentals Inc. All Rights Reserved.
32

SG&A Excluding Spin-off Costs Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY $ in millions 2018 2018 2018 2018 2018 2019 2019 2019 2019 2019 SG&A $74.5 $77.3 $78.4 $82.4 $312.6 $71.5 $73.5 $76.2 $73.6 $294.8 Spin-off costs ($4.9) ($3.9) ($1.7) ($3.9) ($14.4) $— ($0.3) ($0.4) $0.2 ($0.5) SG&A excluding Spin-off costs $69.6 $73.4 $76.7 $78.5 $298.2 $71.5 $73.2 $75.8 $73.8 $294.3 % of Total Revenue 16.1% 15.1% 14.9% 14.4% 15.1% 15.0% 15.4% 14.9% 13.7% 14.7% NYSE: HRI 33 ©2020 Herc Rentals Inc. All Rights Reserved.

Fleet Mix: Driving $ Utilization December 31, December 31, 2018 2019 Aerial - Booms 18.3% 17.7% Aerial - Scissors & Other 7.6% 7.5% Earthmoving - Compact 8.5% 8.2% Earthmoving - Heavy 5.7% 5.6% Material Handling - Telehandlers 13.5% 13.4% Material Handling - Industrial 4.2% 4.0% Trucks and Trailers 13.0% 13.8% ProSolutions® 14.5% 15.6% ProContractor 6.3% 6.3% Air Compressors 2.6% 2.4% Other 2.6% 2.4% Lighting 1.7% 1.7% Compaction 1.5% 1.4% Total 100.0% 100.0% OEC1 $3.78B $3.82B NYSE: HRI 34 1. Original equipment cost based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI ©2020 Herc Rentals Inc. All Rights Reserved.